 EXHIBIT 31.2
CERTIFICATION
I, Thad Huston, certify that:
1. I have reviewed this Amendment No. 1 to the Annual Report on Form 10-K for the year ended December 31, 2019 of LivaNova PLC; and
2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
Date: April 28, 2020

LIVANOVA PLC

By:	/s/ THAD HUSTON
Thad Huston
Chief Financial Officer
(Principal Financial Officer)